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                                                                    EXHIBIT 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Ullrich E. Porzig, Senior Vice President - Chief Financial Officer and Treasurer of Payless ShoeSource, Inc. ("Payless"), state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Payless, and, except as corrected or supplemented in a subsequent covered report:

     o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with Payless' Audit and Finance Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     o    2001 Annual Report on Form 10-K of Payless filed with the Commission;

     o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Payless filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     o    any amendments to any of the foregoing.

                                         Subscribed and sworn to before me this
/s/ Ullrich E. Porzig                    13th day of September, 2002.
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Ullrich E. Porzig
Senior Vice President - Chief Financial  /s/ Deborah A. Ortega
Officer and Treasurer                    ---------------------------------------
Payless ShoeSource, Inc.                 Notary Public
September 13, 2002                       My Commission Expires: December 2, 2004